UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 27, 2015

MYLAN INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 27, 2015, Mylan Pharmaceuticals Inc. (“MPI”), a wholly-owned subsidiary of Mylan Inc. (the “Company”), amended and restated its $400,000,000 accounts receivable securitization facility pursuant to (i) an Amended and Restated Purchase and Contribution Agreement (the “Purchase and Contribution Agreement”), between MPI and Mylan Securitization LLC, a wholly-owned special purpose subsidiary of MPI (the “SPV”) and (ii) an Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement”), among the SPV, as seller, MPI, as originator and servicer, certain conduit purchasers, committed purchasers and letter of credit issuers from time to time party thereto (collectively, the “Purchasers”), certain purchaser agents from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as agent (the “Agent”). The Company also entered into an Amended and Restated Performance Guaranty for the benefit of the Purchasers with respect to the obligations of MPI under these agreements.

Under the Purchase and Contribution Agreement, MPI will sell to the SPV, on an ongoing basis, certain accounts receivable it generates in the course of its business, certain related assets and the right to the collections on those accounts receivable. Once sold to the SPV, the accounts receivable, related assets and rights to collection described above will be separate and distinct from MPI’s assets and will not be available to MPI’s creditors should MPI become insolvent. The servicing, administration and collection of the accounts receivable will be conducted by MPI, as servicer.

Under the terms of the Receivables Purchase Agreement, the SPV may, from time to time, obtain from the Purchasers up to $400,000,000 (in the form of cash or letters of credit for the benefit of MPI) through the sale to the Purchasers of its interest in the receivables, related assets and collections described above. The size of the accounts receivable securitization facility may be increased from time to time, upon request by the SPV and with the consent of the increasing purchaser agents and the Agent, up to a maximum of $500,000,000. Purchases under the Receivables Purchase Agreement will be repaid as accounts receivable are collected, with new purchases being advanced as new accounts receivable are originated by MPI and sold to the SPV and settlement occurring monthly. The SPV has the option to reduce the commitments under the Receivables Purchase Agreement. The SPV’s assets will continue to be pledged to the Agent in support of its obligations under the Receivables Purchase Agreement. Any amounts outstanding under the accounts receivable securitization facility will be recorded as a secured loan and the receivables underlying any borrowings will continue to be included in accounts receivable, net, on the Consolidated Balance Sheets of the Company. The accounts receivable securitization facility has a term of three years.

The Receivables Purchase Agreement contains various customary affirmative and negative covenants and also contains customary default and termination provisions, which provide for termination of the Purchasers’ commitments under the Receivables Purchase Agreement, and the ability to dispose of the collateral, upon the occurrence of certain specified events, including, but not limited to, failure by the SPV to pay amounts due under the Receivables Purchase Agreement, defaults on certain indebtedness, certain judgments, change in control, certain events negatively affecting the overall credit quality of transferred accounts receivable and certain bankruptcy and insolvency events.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure set forth under Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date: January 30, 2015	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President & Chief Financial Officer